Exhibit A

Schedule of Buyers

		Number of
		Shares of
Name	Address	Common Stock

Jerry McCart	215 Gail Lane	5,800,000
	Sapulpa, OK 74066

Lora Crainshaw	3332 NW 170th CT	3,800,000
	Edmond, OK 73003

Mark Morelli	11711 South Fulton Ave	1,400,000
	Tulsa, OK 74137

Daniel Eckermann	20806 Madison Cove	8,200,000
	Lago Vista, TX 78645

David Shepard	4510 South 86th East Ave	5,000,000
	Tulsa, OK 74145

Wade Clark	4510 South 86th East Ave	5,000,000
	Tulsa, OK 74145

Richard Howard	4906 East 88th Place	800,000
	Tulsa, OK 74137

Exhibit A1

 Reverse stock split calculations / adjustments

EGPI Firecreek, Inc. has filed Form DEF 14C to effect a 1 for 50 reverse stock split of its common stock which has not been declared effective as of close of the Agreement, but which when declared effective will be applied uniformly to shares to be issued under this Agreement such that if the entire sixty million (60,00,000) shares were to be due to be issued under the terms of this Agreement prior to the reverse split being declared effective, would be reduced to one million two hundred thousand (1,200,000) shares when, and if, the reverse is declared effective.

The effect of the reverse is listed below:

Name	Dollar Amount of Debt	Percentage of Total Debt	Number of Common Shares Issued ($0.01 Par Value)	Number of Common Shares after 1:50 reverse split
Jerry McCart	$998,320.00	29%	11,600,000	232,000
Lora Crainshaw	$681,548.00	19%	7,600,000	152,000
Mark Morelli	$250,000.00	7%	2,800,000	56,000
Daniel Eckermann	$1,435,226.32	41%	16,400,000	328,000
David Shepard	$-	0%	10,000,000	200,000
Wade Clark	$-	0%	10,000,000	200,000
Rich Howard	$137,676.96	4%	1,600,000	32,000

Total	$3,502,771.28		60,000,000	1,200,000